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                                                                   EXHIBIT 10.13

                              SECOND AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT

         THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of August 1, 1998, is entered into by and among:

                  (1) INDUS INTERNATIONAL, INC., a Delaware corporation ("Borrower");

                  (2) Each of the financial institutions listed in Schedule I to the Credit Agreement referred to in Recital A below (collectively, the "Banks"); and

                  (3) SUMITOMO BANK OF CALIFORNIA, a California banking corporation, as agent for the Banks (in such capacity, "Agent").


                                    RECITALS

         A. Borrower, the Banks and Agent are parties to an Amended and Restated Credit Agreement dated as of June 10, 1998, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of June 30, 1998 (as amended, the "Credit Agreement").

         B. Borrower has requested the Banks and Agent to amend the Credit Agreement in certain respects.

         C. The Banks and Agent are willing so to amend the Credit Agreement upon the terms and subject to the conditions set forth below.


                                   AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Banks and Agent hereby agree as follows:

         1. DEFINITIONS, INTERPRETATION. All capitalized terms defined above and elsewhere in this Amendment shall be used herein as so defined. Unless otherwise defined herein, all other capitalized terms used herein shall have the respective meanings given to those terms in the Credit Agreement, as amended by this Amendment. The rules of construction set forth in Section I of the Credit Agreement shall, to the extent not inconsistent with the terms of this Amendment, apply to this Amendment and are hereby incorporated by reference.

         2. AMENDMENTS TO CREDIT AGREEMENT. Subject to the satisfaction of the conditions set forth in Paragraph 4 below, the Credit Agreement is hereby amended as follow:




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                  (a)      Paragraph 1.01 is amended by deleting in their
         entirety the definitions of "Commitment Reduction Date", "First Commitment Reduction Date" and "Second Commitment Reduction Date" set forth therein.

                  (b) Paragraph 1.01 is amended by changing the definition of "Total Commitment" set forth therein to read in its entirety as follows:

                           "Total Commitment" shall mean Thirty-Five Million
                  Dollars ($35,000,000) or, if such amount is reduced pursuant to Subparagraph 2.03(b), the amount to which so reduced and in effect from time to time.

                  (c) Subparagraph 2.01(a) is amended by changing the reference to "July 31, 1999" set forth therein "July 31, 2000".

                  (d) Clause (i) of Subparagraph 2.01(e) is amended to read in its entirety as follows:

                           (i) The initial and each subsequent Interest Period selected by Borrower for a LIBOR Loan shall be one (1), two (2), three (3), four (4), five (5), six (6), nine (9), or twelve (12) months as Borrower may specify; provided, however, that (A) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such next Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and (C) no Interest Period shall end after the Maturity Date.

                  (e) Subparagraph 2.05(c) is hereby amended to read in its entirety as follows:

                           (c) Mandatory Prepayments. If, at any time, the Outstanding Facilities Credit exceeds the Total Commitment at such time, Borrower shall immediately repay Loans in an aggregate principal amount equal to such excess.

                  (f) Subparagraph 2.13(a) is hereby amended to read in its entirety as follows:

                           (a) Security Agreements, Etc. The Obligations shall be secured by a Security Agreement in the form of Exhibit E, duly executed by Borrower (the "Borrower Security Agreement"); provided, however, that if during any fiscal quarter after the Total Commitment has been reduced to $30,000,000 or less, and Borrower maintains a Leverage Ratio of less than 0.65/1.00, the security interests of Agent and the Bank Parties created pursuant to the Borrower Security Agreement shall be released and discharged and shall not be reinstated.

                  (g) Paragraph 4.01 is amended by adding a new Subparagraph 4.01(v) thereto immediately after Subparagraph (u) to read in its entirety as follows:


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                          (v)      Year 200 Compatibility. Borrower and its
                  Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999), and have made related appropriate inquiry of material suppliers and vendors. Based on such review and program, Borrower believes that the "Year 2000 Problem" will not have a Material
                  Adverse Effect.

                  (h) Clause (iv) of Subparagraph 5.01(a) is hereby amended to read in its entirety as follows:

                          (iv) Contemporaneously with the quarterly and year-end Financial Statements required by the foregoing clauses (i) and (iii), a certificate of an executive officer of Borrower in the form of Exhibit F, appropriately completed, which states, inter alia, that the Year 2000 remediation efforts of Borrower and its Subsidiaries are proceeding as scheduled and that, in the opinion of Borrower, the Year 2000 Problem will not result in a Material Adverse Effect, together with such financial computations as Agent may reasonably request to determine compliance with the terms of this Agreement (a "Compliance Certificate");

                  (i) Clause (v) of Subparagraph 5.01(a) is hereby amended to read in its entirety as follows:

                          (v) As soon as possible and in no event later than five (5) Business Days after any officer of Borrower knows of the occurrence or existence of (A) any Reportable Event under any Employee Benefit Plan or Multiemployer Plan;
                  (B) any actual or threatened litigation, suits, claims or disputes against Borrower or any of its Subsidiaries involving potential monetary damages payable by Borrower or its Subsidiaries of $1,000,000 or more (alone or in the aggregate); (C) any event or condition which, in the opinion of Borrower, materially adversely affects the Year 2000 remediation efforts of Borrower and its Subsidiaries, (D) any other event or condition which is reasonably likely to have a Material Adverse Effect; or (E) any Default; the statement of the president or chief financial officer of Borrower setting forth details of such event, condition or Default and the action which Borrower proposes to take with respect thereto.

                  (j) Paragraph 5.01 is amended by adding a new Subparagraph 5.01(h) and a new Subparagraph 5.01(i) thereto immediately after Subparagraph 5.01(g) to read in their entirety as follows:

                  (h) Year 2000 Compatibility. Each of Borrower and its Subsidiaries shall take all acts reasonably necessary to ensure that all software, hardware, firmware, equipment, goods and systems utilized by or material to their business operations of financial condition will properly perform date sensitive functions before, during and after the year 2000.



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                           (i)      Secretary Certificate, Incumbency
                  Certificate. No later than August 28, 1998, Borrower shall furnish to Agent (and Agent shall promptly thereupon furnish to each Bank) a certificate of the Secretary or an Assistant Secretary of Borrower certifying (A) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of Borrower and continuing in effect, which authorize the execution, delivery and performance by Borrower of the Credit Agreement and the other Credit Documents (each as amended, restated or otherwise modified from time to time) executed or to be executed by Borrower and the consummation of the transactions contemplated hereby or thereby; and (B) the incumbency, signatures and authority of the officers of Borrower authorized to execute, deliver and perform the Credit Agreement and the other Credit Documents (each as amended, restated or otherwise modified from time to time) and all other documents, instruments or agreements related thereto executed or to be executed by Borrower and indicating each such officer which is an executive officer.

                  (k) Schedule I is amended by changing the Proportionate Share of Sumitomo Bank of California set forth therein from "71.42857%" to "57.14290" and changing the Proportionate Share of Union Bank of California set forth therein from "28.57142%" to "42.85710%".

                  (l) Schedule II is amended by changing paragraph 3 set forth in the "Explanation" section thereof to read in its entirety as follows:

                  Each Pricing Period thereafter will be a Level 1 Period or a Level 2 Period (i) in the case of the Applicable Margins, depending upon Borrower's consolidated Leverage Ratio for the most recent quarter period ending prior to the first day of such Pricing Period and (ii) in the case of the Commitment Fee Percentage, depending upon Borrower's consolidated Leverage Ratio and the average Unused Commitment for the most recent fiscal quarter period ending prior to the first day of such Pricing Period as follows:

                  (a) If, during any Pricing Period, Borrower's consolidated Leverage Ratio is less than or equal to .650 to 1:00, Borrower's pricing with respect to the Applicable Margin will be a Level 1 Period.

                  (b) If, during any Pricing Period, Borrower's consolidated Leverage Ratio is greater than .650 to 1:00, Borrower's pricing with respect to the Applicable Margin will be a Level 1 Period.

                  (c) If, during any Pricing Period, Borrower's consolidated Leverage Ratio is less than or equal to .650 to 1:00 and the average Unused Commitment for the most recent fiscal quarter period ending prior to the first day of such Pricing Period is less than or equal to fifty percent (50%) of the Total Commitment, Borrower's pricing with respect to the Commitment Fee Percentage will be a Level 1 Period.


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                 (d)      If, during any Pricing Period, (i) Borrower's
                          consolidated Leverage Ratio is greater than .650 to 1:00, or (ii) Borrower's consolidated Leverage Ratio is less than or equal to .650 to 1:00 but the average Unused Commitment for the most recent fiscal quarter period ending prior to the first day of such Pricing Period is greater than fifty percent (50%) of the Total Commitment, Borrower's pricing with respect to the Commitment Fee Percentage will be a Level 2 Period.

                 (m) Exhibit F is amended by adding a new subparagraph 2(d) thereto immediately after subparagraph 2(c) thereof to read in its entirety as follows:

                 (d) The Year 2000 remediation efforts of Borrower and its Subsidiaries are proceeding as scheduled and, in the reasonable opinion if Borrower, the Year 2000 Problem will not result in a Material Adverse Effect, except as follows:

                         [State "None" or describe in detail any event or condition in connection with the Year 2000 remediation efforts which can not be performed and will result in a Material Adverse Effect.]

         3. Representations and Warranties. Borrower hereby represents and warrants to Agent and the Banks that the following are true and correct on the date of this Amendment and that, after giving effect to the amendments set forth in Paragraph 2 above, the following will be true and correct on the Effective Date (as defined below):

                 (a) The representations and warranties of Borrower set forth in Paragraph 4.01 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects.

                 (b) No Default or Event of Default has occurred and is continuing, and

                 (c) Each of the Credit Documents is in full force and effect.

(Without limiting the scope of the term "Credit Documents," Borrower expressly acknowledges in making the representations and warranties set forth in this Paragraph 3 that, on and after the date hereof, such term includes this Amendment.)

         4. Effective Date. The amendment effected by Paragraph 2 above shall become effective on August 1, 1998 (the "Effective Date"), subject to receipt by Agent and the Banks on or prior to the Effective Date of the following, each in form and substance satisfactory to Agent, the Banks and their respective counsel:

                 (a) This Amendment duly executed by Borrower, each Bank and Agent, and new Notes duly executed by Borrower and made payable to each Bank in the amount of each Bank's new Commitment,

                 (b) Such other evidence as Agent or any Bank may reasonably request to establish the accuracy and completeness of the representations and warranties and the




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         compliance with the terms and conditions contained in this Amendment and the other Credit Documents.

         5. Effect of this Amendment. On and after the Effective Date, each reference in the Credit Agreement the Credit Agreement and the other Credit Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. Except as specifically amended above, (a) the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed and (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Banks or Agent, nor constitute a waiver of any provision of the Credit Agreement or any other Credit Document.

         6. Miscellaneous.

                  (a) Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

                  (b) Headings. Headings in this Amendment are for convenience of reference only and are not part of the substance hereof.

                  (c) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

                          [The signature page follows]




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         IN WITNESS WHEREOF, Borrower, Agent and the Banks have caused this
Amendment to be executed as of the day and year first above written.


BORROWER:                  INDUS INTERNATIONAL, INC

                           By:  /s/ Robert Felton
                                -------------------------------------
                                Name: Robert Felton
                                Title: Chairman and CEO


AGENT:                     SUMITOMO BANK OF CALIFORNIA

                           By:  /s/ Erik B. Jordan
                                -------------------------------------
                                Name:  Erik B. Jordan
                                Title: Vice President

                           By:  /s/ E. Clark Warden
                                -------------------------------------
                                Name:  E. Clark Warden
                                Title: Senior Vice President


LENDERS:                   SUMITOMO BANK OF CALIFORNIA

                           By:  /s/ Erik B. Jordan
                                -------------------------------------
                                Name:  Erik B. Jordan
                                Title: Vice President

                           By:  /s/ E. Clark Warden
                                -------------------------------------
                                Name:  E. Clark Warden
                                Title: Senior Vice President


                           UNION BANK OF CALIFORNIA, N.A.

                           By:   /s/ John Noble
                                -------------------------------------
                                Name:  John Noble
                                Title: Vice President



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